Exhibit 4.1
THE HUFF ENERGY FUND L.P. — SUBSCRIPTION AGREEMENT

TO:	AUSAM ENERGY CORPORATION (the “Parent”) and NORAM RESOURCES, INC. (“Noram” and together with the Parent, collectively, the “Corporation”)
The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase one or more Debentures (as hereinafter defined) having an aggregate principal amount equal to the total commitment set forth below (the “Total Commitment”). In addition, upon the initial subscription by the Subscriber pursuant hereto, the Parent shall issue to the Subscriber 22,305,496 Warrants (as hereinafter defined) upon and subject to the terms and conditions set forth in the “Terms and Conditions of Subscription for Debentures and Warrants” attached hereto (together with this face page and all applicable Exhibits, the “Subscription Agreement”).

(Name of Subscriber — please print)

By:

(Authorized Signature)

(Official Capacity or Title — please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

By executing this Subscription Agreement, you are consenting (on your own behalf and, if applicable, on behalf of the beneficial purchaser for whom you are contracting), to the collection, use and disclosure of personal information in the manner described in the Privacy Notice on page 16 of this Subscription Agreement.

(Subscriber’s Address, including ZIP code)

(Telephone Number) (E-Mail Address)

Beneficial Subscriber Information (if not the same as Subscriber)

(Name of Beneficial Subscriber/Account details)

(Beneficial Subscriber’s address)

(Telephone Number)

(Fax Number)

(Email Address)

Total Commitment: US$25,000,000

Initial Subscription Price: US$25,000,000

Additional Subscription Price: US $

Register the Debentures and Warrants as set forth below:

(Name)

(Account reference, if applicable)

(Address, including ZIP code)

Deliver the certificates representing the Debentures and Warrants as set forth below:

(Name)

(Account reference, if applicable)

(Contact Name)

(Address, including ZIP code)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.
AUSAM ENERGY CORPORATION

By:		, 2007

Mark Avery, President and CEO

NORAM RESOURCES, INC.

By:		, 2007

This is the first page of an agreement comprised of • pages (excluding Exhibits)

TERMS AND CONDITIONS OF SUBSCRIPTION FOR DEBENTURES AND WARRANTS
1. Definitions. In addition to the terms defined above or elsewhere in this Subscription Agreement, the following capitalized terms used in this Subscription Agreement have the following meanings. Words importing the singular, where the context requires, include the plural and vice versa:
“Additional Debenture” means one or more Debentures having an aggregate principal amount not exceeding the Total Commitment minus the Initial Subscription Price;
“Additional Subscription Price” means with respect to a particular Additional Debenture, an amount equal to the principal amount of such Additional Debenture as set forth in the Notice provided by the Corporation pursuant to Section 3(c) hereof;
“Board” means the board of directors of the Parent;
“business day” means any day except a Saturday, Sunday or a statutory or civic holiday in Calgary, Alberta;
“Closing” means the closing on the Closing Date or the Specified Closing Date, as applicable, of the issue and sale of Securities as contemplated by this Subscription Agreement;
“Closing Date” has the meaning ascribed thereto in Section 13;
“Closing Time” has the meaning ascribed thereto in Section 13;
“Commitment Fee” means US$425,342 payable to the Subscriber at Closing as a commitment fee in respect of the Offering by the issuance of 954,841 Common Shares;
“Commitment Shares” means the Common Shares issuable pursuant to the satisfaction of the Commitment Fee;
“Common Share” means a fully paid and non-assessable common share in the capital of the Parent;
“Conversion Price” shall have the meaning ascribed thereto in the Debenture;
“Debenture” means the 9% convertible senior secured debentures each due July 3, 2012, evidencing the Corporation’s indebtedness pursuant to subscriptions for debentures and interest payable pursuant to such debentures, each such debenture in the form attached hereto as Exhibit “3”;
“Disclosed Principal” means any principal on whose behalf the Subscriber is subscribing for Securities pursuant to the Offering as disclosed on the face page of this Subscription Agreement;
“Expiry Date” means the date which is five years and one day after the Closing Date, or such later date as may be consented to in writing by the Corporation and the Subscriber;
“Financial Statements” means the audited financial statements of the Corporation as at and for the years ended December 31, 2005 and December 31, 2006;
“Initial Securities” means: (a) a Debenture having an aggregate principal amount equal to the Initial Subscription Price; and (b) 22,305,496 Warrants;
“Initial Subscription Price” means the amount set forth on the face page of this Subscription Agreement as the Initial Subscription Price;
“Lien” shall have the meaning ascribed thereto in the Debenture;
“Missed Call” has the meaning ascribed thereto in Section 3(d);
“NI 45-106” means National Instrument 45-106 — Prospectus and Registration Exemptions, of the Canadian Securities Administrators adopted under the securities laws of Alberta;

“Offering” means the offering of the Securities;
“Person” means an individual, partnership, corporation, body corporate, trust or other business or legal entity or any duly constituted government of or in Canada or the United States and any minister, department, commission, board, bureau, agency, authority, instrumentality or court and the like of any such government;
“Public Disclosure Documents” means: (a) the annual audited comparative financial statements as at and for the years ended December 31, 2005 and 2004, filed by the Corporation on SEDAR on May 1, 2006, (b) the management’s discussion and analysis for the year ended December 31, 2005 filed by the Corporation on SEDAR on May 1, 2006, (c) the annual audited consolidated comparative financial statements as at and for the years ended December 31, 2006 and 2005, filed by the Corporation on SEDAR on May 1, 2007, (d) the management’s discussion and analysis for the year ended December 31, 2006 filed by the Corporation on SEDAR on May 1, 2007, (e) the unaudited consolidated interim comparative financial statements as at and for the three-month period ended March 31, 2007 filed by the Corporation on SEDAR on May 30, 2007, (f) the management’s discussion and analysis for the three-month period ended March 31, 2007 filed by the Corporation on SEDAR on May 30, 2007, (g) the information circular filed by the Corporation on SEDAR on November 29, 2006, (h) the material change report filed by the Corporation on SEDAR on February 16, 2007, (i) the material change report filed by the Corporation on SEDAR on October 3, 2006, (j) the material change report filed by the Corporation on SEDAR on September 22, 2006, (k) the Technical Report filed by the Corporation on SEDAR on November 29, 2006, and (l) the information circular of the Parent filed on SEDAR on June 12, 2007;
“Regulations” means any and all: (i) enactments, statutes, rules, regulations, standards, orders, bylaws and codes; (ii) decisions, directives, permits, licenses, authorizations, policies, rules or consents of any governmental authority or other regulatory authority; (iii) decisions, orders, judgments, decrees and directions of courts and quasi-judicial bodies of competent jurisdiction; and (iv) decisions, directives, bylaws and policies of the TSX-V;
“Securities” means the Debentures, the Warrants and the Commitment Shares, and “Security” means a Debenture or Warrant or Commitment Share;
“SEDAR” means the computer system for the transmission, receipt, acceptance, review and dissemination of documents filed in electronic format known as the System for Electronic Document Analysis and Retrieval;
“Specified Closing Date” shall have the meaning ascribed thereto in Section 3(c);
“Subscription Agreement” means the agreement resulting from the acceptance by the Corporation of the Subscriber’s subscription constituted hereby;
“Surrendered Warrants” means the number of Warrants which is equal to the number determined by multiplying the aggregate number of Warrants forming part of the Initial Securities by that ratio which is determined by placing the Additional Subscription Price which is the subject of a Missed Call in the numerator and the Total Commitment in the denominator;
“Total Commitment” means the total amount of the Subscriber’s commitment hereunder and set forth on the face page of this Subscription Agreement as the Total Commitment;
“TSX-V” means the TSX Venture Exchange;
“U.S. Securities Act” means the United States Securities Act of 1933, as amended;
“United States” means the United States of America, its territories and possession, any state of the United States and the District of Columbia;
“VWAP” means the volume weighted average trading price for the Common Shares on the TSX-V or such other principal exchange on which the Common Shares are listed for trading; and
“Warrant” means a common share purchase warrant in the form attached hereto as Exhibit “2”, with each whole Warrant entitling the holder thereof to acquire a Common Share at a price of CDN$0.60 per Common Share, or such other price as required by Policy 4.1 of the TSX-V, for a period of 60 months from its date of issuance, subject to the terms and conditions of the Warrants.

2. Initial Subscription. On the terms and subject to the conditions set forth in this Subscription Agreement, the Corporation agrees to issue and sell the Initial Securities to the Subscriber, the Parent agrees to issue and sell the Warrants and the Commitment Shares to the Subscriber, the Subscriber agrees to subscribe for and purchase the Initial Securities from the Corporation, and the Subscriber agrees to subscribe for and purchase the Warrants and the Commitment Shares from the Parent. The price to be paid by the Subscriber to the Corporation for the Initial Securities shall be the Initial Subscription Price and, for the Commitment Shares, shall be the Commitment Fee.
3. Additional Subscription Obligation.
(a)	On the terms and subject to the terms and conditions set forth in this Subscription Agreement, the Subscriber agrees to subscribe for and purchase Additional Debentures from the Corporation, at and for the Additional Subscription Price per Additional Debenture. Such subscriptions and the issue and sale of Additional Debentures are to be completed at any time and from time to time from and after the Closing Time and until 4:30 p.m. (Calgary time) on the Expiry Date.

(b)	The subscriptions for Additional Debentures may be completed from time to time, provided that any Closing of subscriptions for Additional Debentures initiated by the Corporation shall be for Additional Debentures having an Additional Subscription Price of not less than $2,000,000, or for such lesser amount such that the aggregate of the amounts previously subscribed for and the Additional Subscription Price equal the Total Commitment.

(c)	In order for the Corporation to require the Subscriber to make a subscription for Additional Debentures, the Corporation shall, provided that it is not in default under the Debentures, not less than 11 business days prior to the day specified by the Corporation for completing the issue and sale of such Additional Debentures (the “Specified Closing Date”), deliver to the Subscriber a written notice (a “Notice”) of the Corporation’s intention to require the Subscriber to fulfill all or a portion of its subscription obligation under this Section 3. To be valid for the purposes hereof (but subject always to the Subscriber’s waiver of any such requirement in whole or in part), the Corporation must not be in default under the Debentures without regard to any applicable cure periods, and such notice must set out: (i) the Additional Subscription Price; (ii) the Specified Closing Date; and (iii) wire transfer instructions (if applicable). Any variation of the Specified Closing Date shall be effective only if agreed to in writing by the Corporation and the Subscriber. At or before 4:30 p.m. (Calgary time) on the Specified Closing Date, the Subscriber shall pay the aggregate Additional Subscription Price set forth in the Notice by certified cheque, bankers’ draft, wire transfer or such other manner of payment acceptable to the Corporation, acting reasonably. Upon receipt of such payment and deliverables, the Corporation shall, effective as of the date of such receipt, issue or cause such Additional Debenture to be issued upon the basis above described to the Subscriber.

(d)	If:
(i)	the Corporation provides a Notice to the Subscriber requiring the Subscriber to purchase an Additional Debenture pursuant to Section 3; and

(ii)	as of the Specified Closing Date, the Subscriber fails to make full payment of the applicable Additional Subscription Price, or fails to deliver any representations or information required under Section 6,

(such an occurrence being a “Missed Call”) then, for all purposes of this agreement and in addition to all other remedies available to the Corporation at law, interest will accrue on the outstanding Additional Subscription Price payable on that Specified Closing Date, calculated as of such Specified Closing Date, at a rate of 9% per annum. If the Subscriber makes full payment of the applicable Additional Subscription Price and provides such other deliveries as were required hereunder with respect to the original relevant Specified Closing Date, along with the payment of any interest accrued to such delivery date, on or before the 30th business day after the Specified Closing Date, the subscription for the relevant Additional Debentures will proceed as provided in this Subscription Agreement. If the Subscriber fails to make full payment of the applicable Additional Subscription Price but nonetheless provides such other deliveries as were required hereunder with respect to the original relevant Specified Closing Date, on or before the 30th business day after the Specified Closing Date, along with the payment of any interest accrued, the Corporation, in its sole discretion, acting reasonably, may provide the Subscriber with an additional opportunity to remedy such Missed Call on terms as determined by the Corporation in its sole discretion, acting reasonably. If the Corporation does not grant such an extension, then the following will occur as of 8:00 a.m. on the first business day following the 30th business day after the Specified Closing Date if the Missed Call is not cured prior thereto:

(i)	the Surrendered Warrants will be deemed to have been cancelled (whether or not certificates representing such securities are received by the Parent) on such date; and

(ii)	the Subscriber shall use its reasonable best efforts to cause any and all nominees of the Subscriber to the Board to resign effective immediately and the Subscriber shall lose all further rights pursuant to this agreement to have any nominees appointed or elected to the Board.
4. Adjustment to form of Debentures.
(a)	If and whenever the Parent, subsequent to the Closing Date:
(i)	subdivides, redivides or changes the then outstanding Common Shares into a greater number of shares;

(ii)	consolidates, reduces or combines the then outstanding Common Shares into a lesser number of shares;

(iii)	issues additional Common Shares to the holders of all or substantially all of the outstanding Common Shares including by way of stock dividend or other distribution; or

(iv)	issues Common Shares, convertible shares, debt or warrants at a price, conversion price or exercise price below the Conversion Price or the VWAP at that time,
(any of such events referred to in subparagraphs (i), (ii), (iii) or (iv) above being an “Adjustment Event”), then with respect to any Additional Debentures that may thereafter be issued, the form of Debenture attached hereto as Exhibit “3” shall be deemed to be amended such that the Conversion Price shall be proportionally adjusted in accordance with the terms of the form of Debenture as if the Additional Debenture had been issued prior to the Adjustment Event.

(b)	If and whenever there is:
(i)	a reclassification, change or a capital reorganization of the Common Shares other than as described in Section 4(a);

(ii)	a consolidation, amalgamation or merger of the Parent with or into any Person (including by way of a plan of arrangement); or

(iii)	a sale or conveyance of the property and assets of the Parent as an entirety or substantially as an entirety to any Person,
(any of such events referred to in subparagraphs (i), (ii) or (iii) above being a “Reorganization Event”), then with respect to any Additional Debentures that may thereafter be issued, the form of Debenture attached hereto as Exhibit “3” shall be deemed to be amended such that the Conversion Price (as defined in the Debenture) shall be adjusted as if the Additional Debenture had been issued prior to the Reorganization Event;

(c)	The adjustments provided for in this Section 4 are cumulative and apply (without duplication) to successive events resulting in any adjustments.

(d)	In the event the Corporation shall take any action affecting the Common Shares or the holders thereof, and, in the opinion of the Board, acting reasonably, the adjustment provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not fairly protect the rights of the Subscriber and the Corporation in accordance with the intent and purposes hereof, the provisions of this Section 4 shall be deemed to be adjusted in such manner, if any, and at such time, as the Board may reasonably determine to be equitable to the Subscriber and the Corporation in such circumstances. Failure of the taking of action by the Board (including the passing of a resolution) so as to provide for an adjustment prior to the effective date of any action by the Corporation affecting the Common Shares or the holders thereof shall be conclusive evidence that the Board has determined that it is equitable to make no adjustment in the circumstances.
5. Acknowledgements of the Subscriber. The Subscriber, on its own behalf and, if applicable, on behalf of any Disclosed Principal, agrees and acknowledges that:
(a)	the Securities subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of securities;

(b)	this subscription is subject to rejection or acceptance by the Corporation in whole or in part and is effective only upon acceptance by the Corporation;

(c)	the net proceeds of the Offering will be released to the Corporation at the Closing Date and each Specified Closing Date, as applicable;

(d)	the Offering is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirement to deliver an offering memorandum in connection with the distribution of the Commitment Shares, the Debentures and Warrants under applicable securities laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus;

(e)	there are risks associated with the purchase of the Securities and the Subscriber is solely responsible for obtaining independent legal, tax and investment advice as it considers appropriate in connection with its subscription for the Securities and has had the opportunity to acquire an understanding of the meanings of all of the terms and definitions contained herein for the purposes of giving the acknowledgements, representations, warranties, undertakings and covenants contained in this Subscription Agreement and that the Corporation’s counsel is acting as counsel to the Corporation and not as counsel to the Subscriber;

(f)	no securities commission, stock exchange, governmental agency, regulatory body or similar authority has reviewed, made any finding or determination or passed on the merits of the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof and that there is no government or other insurance covering the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof;

(g)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a Person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring the Securities pursuant to this exemption:
(i)	the Subscriber (and, if applicable, any Disclosed Principal) may be restricted from using most of the civil remedies available under applicable securities law such as certain protections, rights and remedies provided by the Securities Act (Alberta) or other applicable securities law, including statutory rights of rescission or damages;

(ii)	the Corporation is not required to deliver to the Subscriber (and, if applicable, any Disclosed Principal) certain information that would otherwise be required to be provided to it under applicable securities law;

(iii)	the common law may not provide the Subscriber (and, if applicable, any Disclosed Principal) with an adequate remedy in the event that it suffers investment losses in connection with the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof acquired pursuant to the Offering; and

(iv)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities law;
(h)	other than as specifically provided for in the Debentures, the Corporation has not made any representations (written or oral) to the Subscriber or, if applicable, any Disclosed Principal:
(i)	regarding the future price or value of the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof;

(ii)	that any Person will resell or repurchase the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof; or

(iii)	that any Person will refund the purchase price of the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof other than as provided in this Subscription Agreement;
(i)	there are restrictions on the ability of the Subscriber to resell the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof and the Subscriber may not be able to resell the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof except in accordance with limited exemptions available under applicable securities law, regulatory policy and stock exchange rules, and that the Subscriber (and, if applicable, any Disclosed Principal) is solely responsible for (and the Corporation is in no way responsible for) determining such restrictions and for compliance with such resale restrictions;

(j)	the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof are being offered and sold in reliance on Section 4(2) of the U.S. Securities Act and Rule 506 thereunder and the Commitment Shares, the Debentures, the Warrants and the Common Shares have not been registered under the U.S. Securities Act, or the securities laws of any state, and that the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof may not be offered or sold, directly or indirectly, in transactions outside the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration, and that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Commitment Shares, the Debentures or the Warrants, and that the Corporation has no obligation to file a registration statement under the U.S. Securities Act in respect of the Common Shares issuable upon conversion or exercise of the Debentures or the Warrants except as provided in the registration rights agreement in respect of the Common Shares referred to in Section 14(b) hereof.

(k)	the certificates representing the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof will bear a legend indicating that the resale of such securities is restricted;

(l)	intentionally omitted;

(m)	subject to the terms and conditions of the Debentures, the Corporation may, in addition to the Offering, desire or be required to complete additional financings in the future to develop the business of the Corporation and to fund its ongoing development and there is no assurance that such additional financing will be available and, if available, on reasonable terms. If such future financings are not available, the Corporation may be unable to fund its ongoing development. Subject to the terms and conditions of the Debentures, any such future financings may have a dilutive effect on current shareholders, including the Subscriber (and, if applicable, any Disclosed Principal);

(n)	the Parent currently has equity securities listed on the TSX-V;

(o)	the Parent intends to consolidate the Common Shares and acknowledges notice of such consolidation as contemplated by the terms of the Warrants; and

(p)	there is no market for the the Debentures or Warrants and there is no assurance that a market will develop in the future and that no representation has been made to it by or on behalf of the Corporation with respect thereto.
6. Representations, Warranties and Covenants of the Subscriber. By executing this Subscription Agreement, the Subscriber, on its own behalf (and, if applicable, on behalf of any Disclosed Principal), represents, certifies, warrants and undertakes to and covenants with the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:
(a)	if the Subscriber is acting for a Disclosed Principal:
(i)	if the Disclosed Principal is an individual, it is of the full age of majority in its applicable jurisdiction of residence, and is legally competent to enter into and perform all of its obligations hereunder and to undertake all actions required hereunder;

(ii)	if the Disclosed Principal is not an individual:
(A)	it has the requisite power, authority, legal capacity and competence to enter into and perform all of its obligations hereunder, to undertake all actions required, and all necessary approvals of its directors, partners, shareholders, trustees, principals or otherwise with respect to such matters have been given or obtained;

(B)	if it is a body corporate, it has been duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation;
(b)	if the Subscriber is not acting for a Disclosed Principal:

(i)	if the Subscriber is an individual, it is of the full age of majority in its applicable jurisdiction of residence, and is legally competent to execute and deliver this Subscription Agreement and all other documentation in connection with this subscription and to perform all of its obligations hereunder and to undertake all actions required hereunder;

(ii)	if the Subscriber is not an individual:
(A)	it has the requisite power, authority, legal capacity and competence to execute and deliver this Subscription Agreement and all other documentation in connection with this subscription and perform all of its obligations hereunder, to undertake all actions required, and all necessary approvals of its directors, partners, shareholders, trustees, principals or otherwise with respect to such matters have been given or obtained;

(B)	if it is a body corporate, it has been duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation;
(c)	if the Subscriber is not acting for a Disclosed Principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber, and constitutes a legal, valid and binding obligation of the Subscriber enforceable against it in accordance with its terms;

(d)	if the Subscriber is acting on behalf of a Disclosed Principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of such Disclosed Principal and constitutes a legal, valid and binding obligation of such Disclosed Principal enforceable against it in accordance with its terms;

(e)	if the Subscriber is not acting for a Disclosed Principal, the execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not (or would not with the giving of notice, lapse of time or the happening of any other event or condition) result in a breach or violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber’s constating documents (if the Subscriber is not an individual) or any agreement, contract, indenture, undertaking or covenant to which the Subscriber is a party or by which it is bound;

(f)	if the Subscriber is acting for a Disclosed Principal, the entering into and performance by the Disclosed Principal of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not (or would not with the giving of notice, lapse of time or the happening of any other event or condition) result in a breach or violation of any law, regulation, order or ruling applicable to the Disclosed Principal, and do not and will not constitute a breach of or default under any of the Disclosed Principal’s constating documents (if the Disclosed Principal is not an individual) or any agreement, contract, indenture, undertaking or covenant to which the Disclosed Principal is a party or by which it is bound;

(g)	the Subscriber (and, if applicable, any Disclosed Principal):
(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Securities;

(ii)	is capable of assessing the proposed investment in the Securities as a result of its own respective experience or as a result of advice received from a Person registered under applicable securities law; and

(iii)	is able to bear the economic risk of loss of its investment in the Securities;
(h)	the Subscriber (and, if applicable, any Disclosed Principal) has been advised by its own legal, tax and financial advisors with respect to the suitability of the Securities as an investment for the beneficial subscriber, the tax consequences of purchasing and dealing with the Securities and the resale restrictions and “hold periods” to which the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof are or may be subject under applicable securities law, and has not relied upon any statements made by or purporting to have been made on behalf of the Corporation in deciding to subscribe for Securities hereunder;

(i)	if the Subscriber is not acting for a Disclosed Principal, the Subscriber was offered the Securities in, and is resident in or otherwise subject to applicable laws of the jurisdiction set out as the “Subscriber’s Address” on the face page of this Subscription Agreement;

(j)	if the Subscriber is acting for a Disclosed Principal, both the Subscriber and the Disclosed Principal were offered the Securities in, and the Subscriber is resident in or is otherwise subject to the applicable laws of the jurisdiction set out as the “Subscriber’s Address” on the face page of this Subscription Agreement;

(k)	it is purchasing the Securities as principal for its own account, it is not purchasing the Securities for the benefit of any other Person or with a view to the resale or distribution of all or any of the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof and, in particular, it has no intention to distribute either directly or indirectly any of the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof in the United States in violation of United States federal or state securities laws or the securities laws of any of the provinces of Canada or any other laws, and it represents, warrants and agrees as follows:
(i)	it has (A) independently obtained and reviewed all of the information it considers necessary or appropriate for deciding whether to purchase the Securities, and (B) had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Offering; and

(ii)	it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities and has not been organized solely for the purpose of acquiring the Securities; and

(iii)	it understands that the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof have not been, and the Commitment Shares, the Debentures and the Warrants will not be, registered under the U.S. Securities Act or any state securities legislation and are “restricted securities” which may not be reoffered or resold without registration under the U.S. Securities Act except in certain limited circumstances and it is familiar with Rule 144 under the U.S. Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the U.S. Securities Act; and

(iv)	it is purchasing the Securities hereunder and will not offer, sell or transfer all or any portion of the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof, except:
(A)	to the Corporation; or

(B)	in compliance with the exemption from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A, if available; or

(C)	pursuant to another exemption from registration under the U.S. Securities Act, provided the Corporation shall have received an opinion of counsel to the holder in form and substance satisfactory to the Corporation, acting reasonably, to the effect that registration is not required, and in each case in accordance with any applicable state securities legislation; and

(v)	it is an “accredited investor” that satisfies the criteria set forth in Rule 501(a)(3) of Regulation D promulgated under the U.S. Securities Act because it is a corporation, Massachusetts or similar business trust, partnership or an organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purposes of acquiring the Securities, with total assets in excess of $5,000,000; and

(vi)	it agrees that it has not purchased the Securities as a result of any form of general solicitation or general advertising, including but not limited to advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(vii)	it understands and acknowledges that upon the original issuance of the Commitment Shares, the Debentures, the Warrants and all Common Shares issuable upon conversion or exercise thereof, and until such time as is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities legislation, all certificates representing the Commitment Shares, the Debentures, the Warrants and all

certificates issued upon conversion or exercise thereof, in exchange therefor or in substitution thereof, shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF THE UNITED STATES OR (C) IN ANY OTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LEGISLATION, AND THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

provided, that if, at any time the Parent is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act (it being understood that currently the Parent is not such a foreign private issuer and does not expect to be such a foreign private issuer), the securities are being sold in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with local laws and regulations, the legend may be removed by providing a declaration to the registrar and transfer agent for the securities to the following effect (or as the Corporation may prescribe from time to time) together with such additional evidence as the Corporation may reasonably require from time to time to the effect that registration under the U.S. Securities Act is not required:

“The undersigned (a) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the U.S. Securities Act and that a request for legend removal will only be granted if the Parent qualifies as a “foreign private issuer” under the U.S. Securities Act at the time of such sale and (b) certifies that (1) the undersigned is not an “affiliate” of the Parent as that term is defined in Rule 405 under the U.S. Securities Act, (2) the offer of the securities was not made to a Person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any Person acting on its behalf reasonably believed that the buyer was outside the United States or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange or the TSX-V and neither the seller nor any Person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any Person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of the Shares, (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace the securities with fungible unrestricted securities and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S”;

provided further, that, if any of the securities are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery of an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities legislation; and

(viii)	it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof in order to implement the restrictions in transfer set forth and described herein and indicating that the resale of such securities is restricted;
(l)	the Subscriber understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities commission any registration statement in respect of resale of the Commitment Shares, the Debentures or the Warrants;

(m)	the Subscriber understands and acknowledges that the Parent: (i) is under no obligation to be or to become a “foreign issuer” or a “foreign private issuer”, as such terms are defined in the U.S. Securities Act, (ii) may not, at the time the Subscriber sells the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof, or at any other time, be a foreign issuer or a foreign private issuer, and (iii) has engaged in one or more transactions which will cause the Parent not to be a foreign issuer or a foreign private issuer. If the Parent is not a foreign issuer or a foreign private issuer at the time of any sale pursuant to Rule 904 of Regulation S, the certificate delivered to the buyer may continue to bear the applicable legend described above;

(n)	the Subscriber will not resell the Commitment Shares, the Debentures, the Warrants or the Common Shares issuable upon conversion or exercise thereof except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(o)	it agrees that the Corporation’s counsel are acting as counsel to the Corporation and not as counsel to the Subscriber;

(p)	the Subscriber is not an insider of the Corporation or member of the pro group as such terms are defined by the Securities Act (Alberta) or the applicable policies of the TSX-V;

(q)	neither the Subscriber nor any person affiliated with the Subscriber holds, directly or indirectly, any Common Shares or any securities convertible into Common Shares, except for the Securities being purchased pursuant to this Subscription Agreement;

(r)	it has not received any financial assistance (and will not receive any financial assistance) of any nature or kind from the Corporation, directly or indirectly, in connection with the purchase of the Securities and it has not entered into any voting trust or similar agreement respecting the exercise of any of the voting rights attached to the Commitment Shares or any of the Common Shares issuable upon the exercise of the Warrants or conversion of the Debentures;

(s)	except for its knowledge regarding its subscription for Securities hereunder, it has no knowledge of a “material fact” or a “material change” (as those terms are defined in the Securities Act (Alberta)) in the affairs of the Corporation that has not been generally disclosed;

(t)	the Subscriber acknowledges that the Corporation may be required to disclose to securities regulatory authorities the name, address and telephone number of the Subscriber (and, if applicable, any Disclosed Principal for whom the Subscriber is contracting), the number of Securities purchased and the purchase price for such Securities, and, if required by applicable securities legislation, regulations, rules, policies or orders or by any securities commission, stock exchange or other regulatory authority, it will, in a timely manner, execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the distribution of the Securities as may be required or requested by the Corporation to enable the Corporation to comply with applicable securities legislation, regulations, rules, policies or orders or the requirements of any securities commission or other regulatory authority (see also “Privacy Notice” on page 16 hereof); and

(u)	the funds representing the aggregate subscription price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s (and, if applicable, any Disclosed Principal’s) name and other information relating to this Subscription Agreement and the subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of the Subscriber’s knowledge: (i) none of the subscription funds to be provided by the Subscriber (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (B) are being tendered on behalf of a Person or entity who has not been identified to the Subscriber; and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representation ceases to be true, and to provide the Corporation with appropriate information in connection therewith.
7. Representations, Warranties and Covenants of the Corporation. The Parent and Noram each hereby jointly and severally represents and warrants to the Subscriber (on its own behalf and, if applicable, on behalf of each Person on whose behalf the Subscriber is contracting) and acknowledges that the Subscriber is relying thereon that:
(a)	the Corporation is a valid and subsisting corporation under the laws of the jurisdiction of its organization and is duly qualified or registered to transact business in each jurisdiction in which failure to be so qualified or registered would have a material adverse effect on the business, properties or financial condition of the Corporation;

(b)	the Corporation has all requisite corporate power, capacity, authority and approvals to allot, create and issue the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon the conversion or exercise thereof (in each case, that are issued or issuable by such Person), including pursuant to any Additional Debentures, to enter into this Subscription Agreement and each of the other agreements, documents and instruments to be delivered by the Corporation at the Closing, and to perform all of its obligations hereunder and thereunder, and this Subscription Agreement has been, and such other agreements, documents and instruments that are required hereunder to be delivered by the Parent and/or Noram at the Closing will at the Closing Time be, duly executed and delivered by such Person(s) and constitute, and will constitute, legal, valid and binding obligations of such Person(s) enforceable against such Person(s) in accordance with their respective terms;

(c)	the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon the conversion or exercise thereof, shall at the time of issuance be duly and validly created, authorized and, as applicable, issued by the Parent and, with respect to the Debentures, Noram, at the Closing as fully paid and non-assessable. Once issued in accordance with the terms and conditions of the Debentures and Warrants, the Common Shares shall be duly and validly created, authorized and issued by the Parent as fully paid and non-assessable;

(d)	the form and term of the definitive certificates representing the Commitment Shares, the Debentures, the Warrants and the Common Shares have been duly approved by the Board and the board of directors of Noram, as applicable, and meet all legal requirements under the Corporation’s governing corporate statute and the requirements of the TSX-V, as applicable;

(e)	the execution and delivery of this Subscription Agreement and each of the agreements, documents and instruments to be delivered at Closing by the Parent or Noram, and the completion by the Corporation of the transactions contemplated hereby and thereby, do not and will not:
(i)	result in any breach of, or constitute a default under, and do not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, any term or provision of the articles, by-laws or resolutions (whether of the directors, a committee of the directors or the shareholders) of the Parent or Noram, any applicable laws, any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Parent or Noram is a party or by which either of them is bound, or any judgment, decree, order, statute, rule, policy, instrument or regulation applicable to the Parent or Noram, which default or breach might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation or the assets of the Corporation; or

(ii)	other than with respect to certain convertible debt facilities dated January 31, 2007, amongst the Corporation and each of Pembroke Capital LLC and Mooney Enterprises LLC, create a right for any other party to terminate, accelerate or in any way alter any other rights existing under any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Parent or Noram is a party or by which either of them is bound which, upon exercise of such right, might reasonably be expected to materially adversely affect the business, operations, management, personnel, capital or condition (financial or otherwise) of the Corporation or the assets of the Corporation;
(f)	neither the Parent nor Noram has received any notice of or is in default or violation of any order, rule, regulation, writ, injunction or decree of any court or governmental authority or any statute, regulation, rule, policy or by-law which might materially and adversely affect the business, property or financial condition of the Corporation;

(g)	the services agreement entered into between the Parent and SKH Management L.P. and certain of its affiliates will, at the Closing Time, be duly executed and delivered by the Parent and will constitute a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms;

(h)	the Corporation shall use up to $11,000,000 of the proceeds of the Offering to redeem outstanding First Preferred Shares, Series 2 of the Parent and shall use the balance of the proceeds of the Offering for drilling SG&A and infrastructure facilities with respect to the Corporation’s operations;

(i)	the Parent is a reporting issuer in good standing in the provinces of Alberta and British Columbia and it is not in default of any requirement of such legislation relating to continuous disclosure and is in compliance with the by-laws, rules and regulations of the TSX-V;

(j)	the Corporation has not knowingly withheld from the Subscriber any information which would materially adversely affect the valuation of the business, operations or properties of the Corporation. The corporate records and minute books of the Corporation have been delivered or made available to the Subscriber at or prior to the Closing Date. As of the Closing Date, such minute books include, in all material respects, complete and accurate minutes of all meetings of the directors and shareholders of the Corporation or resolutions passed by the directors or shareholders on consent since the date of its incorporation. To the knowledge of the Corporation after due inquiry, the share certificate book, register of shareholders, register of transfers and register of directors of the Corporation are complete and accurate;
(k)	the Financial Statements have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent with that of prior periods (except as stated therein) and present fairly the financial position of the Corporation as at the dates stated therein and the results of its operations and the changes in cash flows for the periods then ended. The books and records of the Corporation have been delivered or made available to the Subscriber at or prior to the Closing Date. As of the Closing Date, such books and records fairly and correctly set out and disclose, in all material respects, the financial position of the Corporation and all material financial transactions relating to its respective businesses have been accurately recorded in such books and records;

(l)	at the time of filing thereof with the securities regulators pursuant to applicable Regulations, the Public Disclosure documents: (i) were true and correct in all material respects; (ii) contained no misrepresentation; and (iii) disclosed all material facts and material changes (actual, anticipated, contemplated or threatened, whether financial or otherwise) relating to the business, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Corporation;

(m)	no information has been omitted from the Public Disclosure Documents that, at the time of filing thereof with the securities regulators pursuant to applicable Regulations, was required under such Regulations to be stated therein or was necessary to make the statements therein not misleading in the light of the circumstances in which they were made;

(n)	the Corporation has complied in all material respects with the Regulations applicable to it;

(o)	the Common Shares are listed and posted for trading on the TSX-V;

(p)	there are no governmental, regulatory or third party approvals necessary or desirable to complete the transactions contemplated herein other than the approval of the TSX-V and shareholder approval relating to the Subscriber becoming a new control person (as defined under applicable Regulations);

(q)	other than business conditions affecting the industry generally, there is no state of facts known to the Parent or Noram which has not been previously disclosed to the Subscriber which may materially affect the Corporation or which should be disclosed to the Subscriber in order to make any of the representations and warranties herein not misleading and no state of facts is known to the Parent or Noram which may materially adversely affect the Corporation or would operate to prevent the Corporation from continuing to carry on its business in substantially the manner in which it was carried on at the date hereof; and

(r)	subject to the terms of the registration rights agreement to be entered into by the Parent and the Subscriber (the “Registration Rights Agreement”), as soon as practicable the Parent shall use its reasonable efforts to obtain audited financial statements as of and for its three fiscal years ended December 31, 2006 prepared in accordance with generally accepted accounting principles meeting the requirements of the United States Securities and Exchange Commission (the “Commission”) for a registration statement on Form S1 relating to the sale of the Common Shares. At such time as the Parent shall have obtained audited financial statements as of and for its three fiscal years ended December 31, 2006 prepared in accordance with generally accepted accounting principles meeting the applicable requirements of the Commission, the Parent shall use its reasonable efforts to prepare and, as soon as practicable, file with the Commission a registration statement on Form S1 (or any other form for which the Corporation is then eligible) covering the resale by the holders of Common Shares as set out in the terms of the Registration Rights Agreement. The Parent shall use its reasonable efforts to have the registration statement declared effective by the Commission as soon as practicable. By 9:30 a.m. on the business day following the effective date of the registration statement, the Parent shall file with the Commission in accordance with Rule 424 under the Securities Act of 1933 the final prospectus to be used in connection with sales pursuant to such registration statement.
8. Terms and Conditions of Warrants. The Subscriber acknowledges that the Warrants are subject to resale restrictions under, and are otherwise subject to all of the terms, conditions and provisions of the Warrants attached hereto as Exhibit “2”.

9. Timeliness of Representations and Survival. The representations and warranties of the Corporation and the Subscriber (and, if applicable, on behalf of any Disclosed Principal) and covenants of the Corporation and the Subscriber (and, if applicable, on behalf of any Disclosed Principal) herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time, and will survive the completion of the issuance of the Commitment Shares, the Debentures, the Warrants and the Common Shares issuable upon conversion or exercise thereof or any subsequent disposition by the Subscriber.
10. Reliance by the Corporation. The Subscriber acknowledges (for itself and, if applicable, on behalf of any Disclosed Principal) that the Corporation and its counsel are relying upon the acknowledgements, representations, warranties, undertakings and covenants of the Subscriber (and, if applicable, any Disclosed Principal) set forth herein in determining the eligibility (from a securities legislation perspective) of the Subscriber (and, if applicable, any Disclosed Principal) to purchase Securities hereunder, and hereby agrees to indemnify the Corporation and its affiliates, shareholders, directors, officers, partners, employees, advisors and agents, from and against all losses, claims, costs, expenses, damages or liabilities that it may suffer or incur as a result of or in connection with its reliance on such acknowledgements, representations, warranties, undertakings and covenants. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber (or, if applicable, any Disclosed Principal) set forth herein that occurs prior to the Expiry Date.
11. Reliance by the Subscriber. The Corporation acknowledges that the Subscriber is relying upon the acknowledgements, representations, warranties, undertakings and covenants of the Corporation to purchase the Securities hereunder. The Corporation undertakes to make reasonable best efforts to notify the Subscriber of any change in any statement or other information relating to the Corporation set forth herein that occurs prior to the Expiry Date where such change could reasonably be expected to have a material adverse effect on the Corporation.
12. Intentionally Omitted.
13. Time and Place of Closing. The Closing of the Offering will be completed at the offices of Bennett Jones LLP, counsel to the Corporation, in Calgary, Alberta at 9:00 a.m. (Calgary time) (the “Closing Time”) on July 3, 2007 (the “Closing Date”) or such other Closing Date as the Corporation and the Subscriber may agree to in writing, and on such other Specified Closing Dates as the Corporation may determine.
14. Subscriber’s Conditions of Closing. The obligation of the Subscriber to purchase the Commitment Shares, the Initial Securities and any Additional Debentures is, notwithstanding anything to the contrary contained in this Subscription Agreement, subject to the following conditions which are for the exclusive benefit of the Subscriber to be performed or fulfilled at or prior to each Closing:
(a)	receipt by the Subscriber of a favourable legal opinion from counsel to the Corporation as to all such matters as the Subscriber may reasonably request relating to the creation, issuance and sale of the Debentures and Warrants and the granting of the Liens securing the Debenture;

(b)	receipt by the Subscriber of a registration rights agreement in respect of the Common Shares issuable upon conversion or exercise of the Debentures or Warrants, respectively, in form and substance satisfactory to the Subscriber, acting reasonably;

(c)	receipt by the Subscriber of written confirmation that the TSX-V has accepted notice of the Parent as to the issuance of the Commitment Shares and the Common Shares issuable upon conversion or exercise of the Debentures or Warrants, respectively, and that the Parent has received conditional approval from the TSX-V with respect to the Offering;

(d)	the Corporation shall represent, warrant, covenant and acknowledge to and in favour of the Subscriber, as at the Closing Time, that each of the representations and warranties contained in Section 7 are true and correct as at the Closing Time;

(e)	all of the terms, covenants, agreements and conditions of this Subscription Agreement for the benefit of the Subscriber to be complied with or performed by the Corporation at or before the Closing Time shall have been complied with or performed to the reasonable satisfaction of the Subscriber;

(f)	delivery of this completed and duly executed Subscription Agreement;

(g)	delivery of duly executed certificates representing the Debentures and the Commitment Shares;

(h)	delivery of a duly executed certificate representing the Warrants;

(i)	delivery of a copy of the services agreement entered into between the Corporation and SKH Management, L.P. in the form delivered to the Subscriber prior to Closing;

(j)	delivery of a copy of the employment contracts to be entered into between the Parent and each of Alastair Robertson, Richard Lummis and Mark Avery and between Noram and each of Arnold Milton, Todd Regalado and Curtis Weddle prior to the Closing Time;

(k)	receipt by the Subscriber of confirmation in such form as is satisfactory to the Subscriber, acting reasonably, of the registration of its security as contemplated by the Initial Debenture and the Additional Debenture; and

(l)	delivery of such other documents as may be reasonably requested by the Subscriber or its counsel.
15. Corporation’s Conditions of Closing. The obligation of the Corporation to sell the Initial Securities and Additional Debentures and to complete the transactions contemplated herein is, notwithstanding anything to the contrary contained in this Subscription Agreement, subject to the following conditions which are for the exclusive benefit of the Corporation to be performed or fulfilled at or prior to each Closing:
(a)	delivery of this completed and duly executed Subscription Agreement;

(b)	delivery of a certified cheque or bank draft made payable to Ausam Energy Corporation or a wire transfer to the account of the Parent, on its own behalf and on behalf of Noram, for the Initial Subscription Price or the Additional Subscription Price of the Securities subscribed for under this Subscription Agreement, or payment of the same amount in such other manner as is acceptable to the Parent;

(c)	delivery of a completed corporate placee form attached hereto as Exhibit “1”;

(d)	the Subscriber shall represent, warrant, covenant and acknowledge to and in favour of the Corporation, as at the Closing Time, that each of the representations and warranties contained in Section 6 are true and correct as at the Closing Time;

(e)	all of the terms, covenants, agreements and conditions of this Subscription Agreement for the benefit of the Corporation to be complied with or performed by the Subscriber at or before the Closing Time shall have been complied with or performed to the reasonable satisfaction of the Corporation; and

(f)	delivery of such other documents as may be reasonably requested by the Corporation or its counsel.
16. Notices. Any notice or other written communication which must be given or sent under this Subscription Agreement shall be given or sent by hand or courier delivery or by facsimile transmission as follows:
(a)	in the case of the Subscriber, to the address or facsimile number shown on the face page hereof with a copy to the Subscriber’s counsel:
Osler, Hoskin & Harcourt LLP
Suite 2500, 450 — 1st Street SW
Calgary, Alberta, T2K 1R1
Attention:  Mark R. Smith
Fax Number: (403) 260-7024
(b)	in the case of the Corporation, to:

Ausam Energy Corporation
Noram Resources, Inc.
1430, 1122 — 4th Street S.W.
Calgary, Alberta T2R 1M1
Attention:  President
Fax Number: (403) 206-1457
with a copy to the Corporation’s counsel:
Bennett Jones LLP
4500 Bankers Hall East
855 — 2nd Street S.W.
Calgary, Alberta T2P 4K7
Attention:  David Spencer
Fax Number: (403) 265-7219
If delivered by hand or courier, such notice shall be deemed to have been validly given and received on the day of delivery to the Subscriber or the Corporation, provided that any delivery made on a day other than a business day or after 4:00 p.m. (local time) on a business day shall be deemed to be received on the next following business day. If delivered by facsimile, it shall be deemed to have been validly given or received on the day sent, if sent prior to 4:00 p.m. (local time) at the place of receipt on a business day with written confirmation of receipt from the sending machine, and otherwise on the business day following the day of transmission by facsimile, with written confirmation of receipt from the sending machine.
17. Change of Address. A party may, at any time, change its named recipient, address or facsimile number for the purposes of service by written notice to the other party hereto.
18. Disclosed Principal. Whether or not explicitly stated in this Subscription Agreement, any acknowledgement, representation, warranty, undertaking, covenant or agreement made by the Subscriber in this Subscription Agreement, including all Exhibits hereto, will be treated as if, and be deemed to have been, also made by the Disclosed Principal, if any, for whom the Subscriber is contracting.
19. No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber, the Corporation, the Corporation’s counsel or any of them.
20. Governing Law. The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of New York. The parties irrevocably attorn to the exclusive jurisdiction of the courts of New York.
21. Time of Essence. Time shall be of the essence of this Subscription Agreement.
22. Entire Agreement. This Subscription Agreement and the other documents and agreements contemplated herein represent the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, warranties, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or in such other documents and agreements.
23. Facsimile Copies. The Corporation and the Corporation’s counsel shall be entitled to rely on delivery of a facsimile copy of executed Subscription Agreements, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber (and, if applicable, any Disclosed Principal) and the Corporation in accordance with the terms hereof. In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.
24. Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.
25. Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

26. Amendment. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.
27. Costs. Other than as contemplated in the term sheet executed by the Corporation and the Subscriber dated February 23, 2007 (the “Term Sheet”), as modified by the next sentence, the Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the subscription for and sale of the Securities to the Subscriber shall be borne by the Subscriber. The Corporation agrees to pay the Subscriber’s legal fees and expenses without regard to the limitation set forth in the Term Sheet provided that all such fees are reasonable. Concurrently with or as soon as practicable after the execution and delivery of this Subscription, the Subscriber shall provide the Corporation with written notice of the costs incurred to the date of such notice and estimated to be incurred to effect the Closing and, unless the Corporation objects in writing prior to the Closing, such fees shall be deemed reasonable.
28. Assignment. No party may assign all or part of its interest in or to this Subscription Agreement without the consent of the other parties in writing.
29. Currency. Unless otherwise specified, references in the Subscription Agreement to “dollars” and “$” are to United States dollars.
30. Enurement. This Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber (and, if applicable, any Disclosed Principal) and the Corporation and their respective heirs, executors, administrators, successors and assigns.
31. Regulatory Approvals. The obligations of the parties hereunder are subject to all required regulatory approvals being obtained.
PRIVACY NOTICE
This Subscription Agreement and the Exhibits hereto require the Subscriber to provide certain personal information (respecting the Subscriber (and, if applicable, any Disclosed Principal)) to the Corporation and its counsel. Such information is being collected by the Corporation and its counsel for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Subscriber (or, if applicable, any Disclosed Principal), to purchase the Securities under applicable securities legislation, preparing and registering certificates representing the Debentures, the Warrants or the Common Shares to be issued hereunder or upon conversion or exercise thereof and completing filings required under applicable securities legislation, regulations, rules, policies or orders or by any stock exchange or securities regulatory authority or taxation authority.
In addition, such personal information may be used or disclosed by the Corporation for the purpose of administering the Corporation’s relationship with the Subscriber (or, if applicable, any Disclosed Principal). For example, such personal information may be used by the Corporation to communicate with the Subscriber (or, if applicable, any Disclosed Principal), such as by providing annual or quarterly reports, to prepare tax filings and forms or to comply with its obligations under taxation, securities and other laws (such as maintaining a list of holders of Debentures, Warrants and Common Shares).
Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to applicable securities laws and this personal information is also being collected for the purpose of administration and enforcement of applicable securities laws.
In connection with the foregoing, the personal information of the Subscriber (or, if applicable, any Disclosed Principal), may be disclosed by the Corporation to: (i) stock exchanges or securities regulatory authorities; (ii) the Corporation’s registrar and transfer agent; (iii) taxation authorities; (iv) any of the other parties involved in the Offering, including legal counsel; and (v) be included in record books prepared in respect of the Offering.
By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Principal) hereby consents to the collection, use and disclosure of such personal information. The Subscriber (on its own behalf and, if applicable, on behalf of any Disclosed Principal) also consents to the filing of copies or originals of any of the documents provided to the Corporation or its counsel by or on behalf of the Subscriber as may be required to be filed with any stock exchange, securities regulatory authority or taxation authority in relation to the transactions contemplated by this Subscription Agreement.

EXHIBIT 1

FORM 4C CORPORATE PLACEE
FORM 4C
CORPORATE PLACEE REGISTRATION FORM
Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.
1.	Placee Information:

Name:

Complete Address:

Jurisdiction of Incorporation or Creation:

2.	(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)?
(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)?
3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).
Acknowledgement — Personal Information
“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.
The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:
(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.
Dated at ________________ on ________________.

(Name of Purchaser — please print)

(Authorized Signature)

(Official Capacity — please print)

(please print name of individual whose signature appears above)
THIS IS NOT A PUBLIC DOCUMENT
All monetary references in this Exhibit are to Canadian dollars

Exhibit 4.2
EXHIBIT 2

FORM OF WARRANTS